CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in this Registration Statement on Form N-1A of our report dated August 2, 2004, relating to the financial statement of the Victory Institutional Funds, which appears in such Registration Statement. We also consent to the references to us under the headings "Independent Registered Public Accounting Firm" and "Service Providers" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Columbus, Ohio
August 3, 2004